                                                                    EXHIBIT 10.9



                               ALTERA CORPORATION


                     NONQUALIFIED DEFERRED COMPENSATION PLAN



               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I PLAN ADMINISTRATION................................................2

ARTICLE II ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION............3

ARTICLE III PLAN CONTRIBUTIONS AND ALLOCATIONS...............................3

ARTICLE IV VESTING...........................................................5

ARTICLE V GENERAL DUTIES.....................................................5

ARTICLE VI PARTICIPANTS' ACCOUNTS............................................6

ARTICLE VII PAYMENTS TO A PLAN BENEFICIARY...................................7

ARTICLE VIII WITHDRAWALS.....................................................8

ARTICLE IX CLAIMS PROCEDURE.................................................10

ARTICLE X MISCELLANEOUS.....................................................11

                               ALTERA CORPORATION

                     NONQUALIFIED DEFERRED COMPENSATION PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)


        The Altera Corporation Nonqualified Deferred Compensation Plan (the "Plan"), originally effective as of February 1, 1994, and restated effective as of January 1, 1998, is hereby further amended and restated in its entirety by Altera Corporation (the "Company"), effective as of January 1, 2002 on behalf of itself and any designated subsidiaries. Throughout, the term "Company" shall include, wherever relevant, any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity or investment interest, or any subsidiary of the Company, as determined by the Company.


                                    RECITALS:

        1. The Company maintains the Plan for the benefit of a select group of management or highly compensated employees designated by the Company, as well as members of the Company's Board of Directors (the "Board").

        2. Under the Plan, the Company is obligated to pay vested accrued benefits to Plan Participants and their beneficiary or beneficiaries ("Plan Beneficiaries"), from the Company's general assets.

        3. The Company has entered into an agreement (the "Trust Agreement") with the Charles Schwab Trust Company (the "Trustee") under an irrevocable trust (the "Trust") to be used in connection with the Plan.

        4. The Company intends to make contributions to the Trust so that such contributions will be held by the Trustee and invested, reinvested and distributed, all in accordance with the provisions of this Plan and the Trust Agreement.

        5. The Company intends that amounts contributed to the Trust and the earnings thereon shall be used by the Trustee to satisfy the liabilities of the Company under the Plan with respect to each Participant for whom an Account has been established and such utilization shall be in accordance with the procedures set forth herein.

        6. The Company intends that the assets of the Trust shall at all times be subject to the claims of the general creditors of the Company as provided in the Trust Agreement.

        7. The Company intends that the Trust be a "grantor trust" with the principal and income of the Trust treated as assets and income of the Company for federal and state income tax purposes.

        8. The Company intends that the existence of the Trust shall not alter the characterization of the Plan as "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall not be construed to provide income to the Plan Beneficiaries under the Plan prior to actual payment of the vested accrued benefits thereunder.

        NOW THEREFORE, the Company does hereby restate the Plan as follows and does also hereby agree that the Plan and Trust shall be structured, held and disposed of as follows:


                                    ARTICLE I

                               PLAN ADMINISTRATION

        A. Committee. The Plan shall be administered by the Retirement Plans Committee of the Company (the "Committee"). Subject to the provisions in the Plan and to the specific duties delegated by the Board of Directors to such Committee, the Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions.

        B. Powers of the Committee. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

            (1) discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility and the amount, manner and time of payment of any benefits hereunder;

            (2) to prescribe procedures to be followed by Participants for purposes of Plan participation and distribution of benefits; and

            (3) to take such other action as may be necessary and appropriate for the proper administration of the Plan.

        C. Committee Action. The Committee may adopt such rules, regulations and bylaws and may make such decisions as it deems necessary or desirable for the proper administration of the Plan. Any rule or decision shall be conclusive and binding upon all persons affected by it, and there shall be no appeal from any ruling by the Committee that is within its authority, except as otherwise provided herein.

        D. Committee Duties. The Committee shall provide the Trustee with a copy of any future amendment to this Plan promptly upon its adoption. The Committee may from time to time hire outside consultants, accountants, actuaries, legal counsel or record keepers to perform such tasks as the Committee may from time to time determine.

                                   ARTICLE II

             ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION


        A. Eligible Participants. The following categories of individuals who provide services to the Company ("Eligible Participants") shall be eligible to participate in the Plan: (i) employees who are designated as eligible to participate by the Committee; (ii) any other employee or category of employee designated by the Committee as eligible to participate in the Plan, and (iii) members of the Company's Board of Directors. The Committee reserves the right to modify the definition of Eligible Participants at any time. Any Eligible Participant who has commenced participation in the Plan shall be referred to in this Plan as a "Participant."

        B. Participation. Each Participant may elect to commence participation in the Plan by completing an Altera Corporation Nonqualified Deferred Compensation Plan Deferred Compensation Agreement ("Deferred Compensation Agreement") no later than the last day of his or her Election Period. For purposes of the foregoing, a Participant's Election Period shall be defined as
(i) for newly Eligible Participants, the first day of the calendar quarter coincident with or next following the date on which the Eligible Participant is notified by the Committee of his or her eligibility; and (ii) for all other Eligible Participants, no later than the due date for the enrollment forms during the annual open enrollment period prior to the beginning of the calendar year for which the election is effective.

        C. Beneficiary Designation. Each Participant, prior to entering the Plan, shall designate a beneficiary or beneficiaries to receive the remainder of any interest of the Participant under the Plan. A Participant may change his or her beneficiary designation at any time on written notice to the Committee. Each beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each beneficiary designation filed with the Committee will cancel all previously filed beneficiary designations. In the absence of a valid designation, or if no designated beneficiary survives the Participant, the Participant's interest shall be distributed to the Participant's estate.


                                   ARTICLE III

                       PLAN CONTRIBUTIONS AND ALLOCATIONS


        A. Participant Deferrals. Each Eligible Participant shall execute a Deferred Compensation Agreement authorizing the Company to withhold a specific dollar amount or a percentage of the Participant's Compensation that would otherwise be paid to the Participant with respect to services rendered. Compensation shall be defined for purposes of the foregoing as the cash compensation payable to the Participant in connection with the Participant's services to the Company, including all amounts that a Participant elects to have the Company contribute on his behalf as a deferral contribution to this Plan ("Compensation"). The deferral percentage is applied to Compensation after all other applicable payroll deductions have been applied. The Committee may, in its discretion, establish in the Deferred Compensation Agreement minimum and maximum levels of bonus and non-bonus compensation that may be deferred pursuant to the Plan. The Committee shall have the authority to designate certain types of compensation (e.g., certain bonuses) as includable or not includable as Compensation for purposes of deferrals under the Plan. Compensation deferrals made by a Participant under this Plan shall be held as an asset of the Company. For each Plan Year, the exact dollar amount to be deferred from each Compensation payment shall be determined by the Committee under such formulae as it shall adopt from time to time.

        B. Change in Election. A Participant may, at least one year prior to the Participant's specified Distribution Event, revoke such Distribution Event in favor of an alternative Distribution Event; provided that such change in election is made at least one (1) year prior to the date on which the Participant's newly-elected Distribution Event is to occur and, provided further, that if the newly-elected Distribution Event will occur less than two
(2) years from the date the election is changed, then the Participant cannot voluntarily terminate his or her employment with the Company for at least one
(1) year following such change. If the Participant voluntarily terminates his or her employment prior to the time that any requisite period of employment following the change in election has passed, the change in election shall be void and the Participant's prior Distribution Event shall apply. Any change in election shall be applicable to the Participant's entire account balance.

        C. Committee Authority. The Committee has the power to establish uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which Compensation deferral contributions shall be made, as well as the manner and method by which Compensation deferral contribution may be changed or discontinued temporarily or permanently. All Compensation deferral contributions shall be authorized by the Participant in writing, made by payroll deduction and deducted from the Participant's Compensation without reduction for any taxes or withholding (except to the extent required by law or the regulations). Notwithstanding the foregoing, each Participant shall remain liable for any and all employment taxes owing with respect to such Participant's Compensation deferral contributions.

        D. Cessation of Eligible Status. In the event a Participant ceases to be an Eligible Participant while also a participant in the Plan, such Participant may continue to make Compensation deferral contributions under the Plan through the end of the payroll period in which the Participant ceases to be an Eligible Participant. Thereafter, such Participant shall not make any further Compensation deferral contributions to the Plan unless or until he or she again meets the eligibility requirements of Article II above.

        E. Company Matching Contributions. As of the last day of each calendar year or such earlier time or times as the Committee may determine, the Company may make a matching contribution to the Trust in such amount as the Board shall specify.

        F. Company Discretionary Contributions. The Company may, in its sole discretion, make discretionary contributions to the Accounts of one or more Participants at such times and in such amounts as the Board shall determine.

        G. Allocations. The Compensation deferral contributions and any Company contributions made under the Plan on behalf of a Participant shall be credited to the Participant's Account. The

Committee shall establish and maintain separate subaccounts as it determines to be necessary and appropriate for the proper administration of the Plan. Each Participant's Account consists of the aggregate interest of the Participant under the Plan (and in the Trust), as reflected in the records maintained by the Company for such purposes.

                                   ARTICLE IV

                                     VESTING

        A. Compensation Deferral Contributions. The value of a Participant's Account attributable to the Participant's Compensation deferral contributions shall always be fully vested and nonforfeitable.

        B. Company Contributions. The value of a Participant's Account attributable to any Company contributions pursuant to Article III.E and F shall vest in its entirety five (5) years after the date of the Company contribution to which such value relates, provided the Participant has remained in the continuous service of the Company throughout such five (5)-year period. If the Participant's employment with the Company (or service on the Board, as applicable) terminates for any reason prior to the expiration of such five
(5)-year period, unless determined otherwise by the Board, no portion of the Participant's Account attributable to Company contributions occurring within the preceding five (5)-year period shall be considered vested for purposes of this Plan. Upon termination of a Participant's employment with the Company for any reason, any portion of the Participant's Account that is not then vested (including allocable earnings, as determined by the Committee), shall be forfeited.


                                    ARTICLE V

                                 GENERAL DUTIES


        A. Trustee Duties. The Trustee shall manage, invest and reinvest the Trust Fund as provided in the Trust Agreement. The Trustee shall collect the income on the Trust Fund, and make distributions therefrom, as provided in this Plan and in the Trust Agreement.

        B. Company Contributions. While the Plan remains in effect, and prior to a Change in Control, as defined below, the Company shall make contributions to the Trust Fund at least once each quarter. The amount of any quarterly contributions shall be at the discretion the Company. At the close of each calendar year, the Company shall make an additional contribution to the Trust Fund to the extent that previous contributions to the Trust Fund for the current calendar year are not equal to the total of the Compensation deferrals made by each Participant plus Company matching contributions and discretionary contributions, if any, accrued as of the close of the current calendar year. The Trustee shall not be liable for any failure by the Company to provide contributions sufficient to pay all accrued benefits under the Plan in full in accordance with the terms of this Plan.

        C. Department of Labor Determination. In the event that any Participants are found to be ineligible, that is, not members of a select group of management or highly compensated employees, according to a determination made by the Department of Labor, the Committee shall take whatever steps it deems necessary, in its sole discretion to equitably protect the interests of the affected Participants.


                                   ARTICLE VI

                             PARTICIPANTS' ACCOUNTS


        A. Separate Accounts. The Committee shall open and maintain a separate Account for each Participant. Each Participant's Account shall reflect the amounts allocated thereto and distributed therefrom and such other information as affects the value of such Account pursuant to this Plan. The Committee may maintain records of Accounts to the nearest whole dollar.

        B. Statement of Accounts. As soon as practicable after the end of each calendar year the Committee shall furnish to each Participant a statement of his or her Account, determined as of the end of such calendar year. Upon the discovery of any error or miscalculation in an Account, the Committee shall correct it, to the extent correction is practically feasible; provided, however, that any such statement of Account shall be considered to reflect accurately the status of the Participant's Account for all purposes under the Plan unless, subject to any longer period required by ERISA, the Participant reports a discrepancy to the Committee within six (6) months after receipt of the statement. The Committee shall have no obligation to make adjustments to a Participant's Account for any discrepancy reported to the Committee more than six (6) months after receipt of the statement, or for a discrepancy caused by the Participant's error. Statements to Participants are for reporting purposes only, and no allocation, valuation or statement shall vest any right or title in any part of the Trust Fund, nor require any segregation of Trust assets, except as is specifically provided in this Plan.

        C. Valuation Dates. The Trust Fund, any separate investment funds, and any Participant Account shall be valued as of the last day of each calendar year and as of any other date the Company directs the Trustee to value the Trust Fund.

        D. Deemed Investment Return on Accounts. Although no assets will be segregated or otherwise set aside with respect to a Participant's Account, the amount that is ultimately payable to the Participant with respect to his or her Account shall be determined as if such Account had been invested in such manner as the Participant, in his or her sole discretion, may specify from time to time. In furtherance of the foregoing, the Committee, in its sole discretion, may adopt (and may modify from time to time) such rules and procedures as it deems necessary or appropriate to implement the deemed investment of the Participants' Accounts. Such procedures shall provide that a Participant shall be entitled to make deemed investment elections as to the deemed investment of his or her Account. Such procedures may differ among Participants or classes of Participants, as determined by the Committee in its discretion.

                                   ARTICLE VII

                         PAYMENTS TO A PLAN BENEFICIARY


        A. General. Payments of vested accrued benefits to Plan Beneficiaries from the Trust shall be made in accordance with the Distribution Event specified by the Participant in the Deferred Compensation Agreement between the Company and the Participant (the "Distribution Event"). Except as otherwise expressly provided in the Participant's Deferred Compensation Agreement and as set forth in Article VIII below, no distribution shall be made or commenced prior to the Participant's Distribution Event or a "Change of Control," whichever occurs earlier. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if any person (including a "Group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) acquires shares of the Company either (i) having a majority of the total number of votes that may be cast for the election of directors of the Company, or (ii) possessing, directly or indirectly, the power to control the direction of management or policies of the Company; provided, however, that no Change of Control shall be deemed to occur in the event of a merger, consolidation or reorganization of the Company where the shareholders of the Company are substantially the same as before such merger, consolidation or reorganization. The Trustee shall have no responsibility to determine whether a Change in Control has occurred and shall be advised of such event by the Company.

        B. Cash Distributions. Where the distribution of all or any portion of a Participant's Account is to be distributed in the form of cash, the balance of his or her Account, if any, shall continue to be held and invested in the Trust subject to revaluation as provided in the Trust Agreement.

        C. In Kind Distributions. In kind distributions shall be (i) made only in the Committee's discretion; (ii) made only in a form of investment that was held on behalf of the Participant as a segregated investment in a separate investment fund immediately preceding the date of distribution in accordance with the Trust Agreement; (iii) limited to the amount of such investment so held; and (iv) based on the fair market value of the distributable property, as determined by the Trustee at the time of distribution.

        D. Method of Distribution. Payment to any Plan Beneficiary shall be made pursuant to the Deferred Compensation Agreement executed by the Participant, in whole or in part. A Participant may specify, at least ninety (90) days prior to the Participant's Distribution Event, whether such distribution shall be made:

            (1) In a lump sum, in cash and/or, in the Committee's discretion, in kind;

            (2) In annual installments over a period not to exceed ten (10) years equal to 1/n of the Participant's vested accrued benefit, where "n" is the number of installments remaining to be paid, subject to such reasonable procedures and guidelines as the Committee may establish; or

            (3) In annual installments over a period not to exceed ten (10) years, based on percentages specified by the Participant, subject to an annual minimum percentage of five percent (5%) and such other limitations as the Committee may establish.

        E. Certain Distributions. In case of any distribution to a minor or to a legally incompetent person, the Committee may (1) direct the Trustee to make the distribution to his or her legal representative, to a designated relative, or directly to such person for his or her benefit; or (2) instruct the Trustee to use the distribution directly for his or her support, maintenance, or education. The Trustee shall not be required to oversee the application, by any third party, of any distributions made pursuant to this Article.

        F. IRS Determination. Notwithstanding any other provisions of this Plan, if any amounts held in the Trust are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended (the "Code")), to have been includible in the gross income of any Plan Beneficiary prior to payment of such amounts from the Trust, the Trustee shall, as soon as practicable pay such amounts to the Plan Beneficiary, as directed by the Company. For purposes of this Section, the Trustee shall be entitled to written notice from the Committee that a determination described in the preceding sentence has occurred and to receive a copy of such notice. The Trustee shall have no responsibility until so advised by the Committee.


                                  ARTICLE VIII

                                   WITHDRAWALS


        A. Unforseeable Emergency. At the request of a Participant, the Committee shall authorize a withdrawal at any time of the accrued benefit attributable to the Participant's Compensation deferrals and gains or losses thereon under the Participant's Account, provided that authorization for such withdrawal and the amount thereof shall be given only on account of an unforeseeable emergency. The term "unforeseeable emergency" shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code
Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved:

            (1) through reimbursement or compensation by insurance or otherwise;

            (2) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

            (3) by cessation of deferrals under the Plan.

The Committee shall establish reasonable procedures and guidelines uniformly applied, to determine whether an unforeseeable emergency exists; provided, however, that no withdrawal request shall be granted if to do so could result in the inclusion of Trust Fund amounts in the gross income of Plan Beneficiaries prior to payment of such amounts from the Trust Fund because approval of such request would be inconsistent with any applicable statute, regulation, notice, ruling or other pronouncement of the Internal Revenue Service interpreting this or similar provisions.

        B. Unscheduled In-Service Withdrawal. A Participant may request to withdraw amounts from his or her Account attributable to Compensation deferrals and gains or losses thereon prior to termination of employment with the Company (an "Unscheduled In-Service Withdrawal"). Upon receiving an Unscheduled In-Service Withdrawal request, the Committee, in its discretion, shall determine whether or not to permit such Unscheduled In-Service Withdrawal. If approved, an Unscheduled In-Service Withdrawal shall be subject to the following restrictions:

            (1) The election to take an Unscheduled In-Service Withdrawal shall be made by completing a form approved by and filed with the Committee.

            (2) The amount payable to a Participant in connection with an Unscheduled In-Service Withdrawal shall equal ninety percent (90%) of the requested amount. The In-Service Withdrawal amount shall be calculated as of the end of the calendar month immediately preceding the month in which the Unscheduled In-Service Withdrawal is made. The In-Service Withdrawal amount (and not the forfeited amount) shall be subject to all applicable Federal and state income taxes.

            (3) If a Participant receives an Unscheduled In-Service Withdrawal, the remaining portion of the requested amount, as applicable (i.e., ten percent (10%) of such amount), shall be permanently forfeited and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount.

            (4) If a Participant receives an Unscheduled In-Service Withdrawal, the Participant shall be ineligible to participate in the Plan for the balance of the Plan Year in which the Unscheduled In-Service Withdrawal occurs and all of the following Plan Year.

            (5) An Unscheduled In-Service Withdrawal pursuant to this Section shall be made pro rata from the Participant's assumed investments according to the balances in such investments. Subject to the foregoing and subject to the Committee's approval, payment of any amount with respect to which a Participant has filed a request under this Section shall be made in a single cash lump sum as soon as administratively practicable after the Unscheduled In-Service Withdrawal election is approved.

        C. Change Of Control Withdrawal. If there is a Change of Control, a Participant may, within ninety (90) days after such Change of Control, elect that the vested balance credited to his or her Account shall be distributed to him or her in a lump sum as soon as administratively practicable after the date of the Change of Control. In such an event, the amount payable to a Participant in connection with such a Change of Control Withdrawal shall equal ninety percent (90%) of the Participant's vested Account. The Change of Control Withdrawal amount shall be calculated as of the end of the calendar month immediately preceding the month in which the Change of Control Withdrawal is made. The Change of Control Withdrawal amount (and not the forfeited amount) shall be subject to all applicable Federal and state income taxes. If a Participant receives a Change of Control Withdrawal, the remaining portion of the Participant's vested Account, as applicable (i.e., ten percent (10%) of such amount), shall be permanently forfeited and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount.

                                   ARTICLE IX

                                CLAIMS PROCEDURE


        A. Right to File Claim. Every Participant or Beneficiary shall be entitled to file with the Committee a written claim for benefits under the Plan.

        B. Denial of Claim.


            (1) If the claim is denied by the Committee, in whole or in part, the claimant shall be furnished within ninety (90) days after the Committee's receipt of the claim (or within one hundred eighty (180) days after such receipt if special circumstances require an extension of time) a written notice of denial of such claim containing the following:

                (i) specific reason or reasons for denial;

                (ii) specific reference to pertinent Plan provisions on which the denial is based;

                (iii) a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary; and

                (iv) an explanation of the claims review procedure.

            (2) If written notice of the denial of such claim is not furnished within the time period prescribed under paragraph (1) above, then the claim shall be deemed denied.

        C. Claim Review Procedure.

            (1) Review may be requested at any time within sixty (60) days following the date the claimant received written notice of the denial of his or her claim. For purposes of this Section, any action required or authorized to be taken by the claimant may be taken by a representative authorized in writing by the claimant to act on his or her behalf. The Committee shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, shall:

                (i) permit the claimant to review any documents that are pertinent to the claim; and

                (ii) permit the claimant to submit to the Committee issues and comments in writing.

            (2) The decision on review by the Committee shall be in writing and shall be issued within sixty (60) days following receipt of the request for review. The period for decision may, however, be extended up to one hundred twenty (120) days after such receipt if the Committee determines that special circumstances require extension. The decision on review shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision of the Committee is based.

            (3) If the decision on review by the Committee is not furnished within the time period prescribed under paragraph (2) above, then the claim shall be deemed denied on review.


                                    ARTICLE X

                                  MISCELLANEOUS

        A. Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the assets of the Company shall be, and remain, the general unpledged, unrestricted assets of the Company. The obligation of the Company under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

        B. Restriction Against Assignment. The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its sole and absolute discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

        C. Withholding. There shall be deducted from each payment made under the Plan, all taxes that are required to be withheld by the Company, as applicable, in respect to such payment. The Company shall have the right to reduce any payment by the amount of cash sufficient to provide the amount of said taxes.

        D. Legal Representation. The Company will reimburse all reasonable legal fees and expenses incurred by a Plan Beneficiary in seeking to obtain or enforce any right or benefit provided by the Plan. This reimbursement right applies only to claims made after a Change of Control and only for fees and expenses incurred after the Plan Beneficiary has exhausted the claims and appeals procedure specified in Article IX. No reimbursement shall be made if the request is found to be frivolous by a court of competent jurisdiction.

        E. Amendment, Modification, Suspension or Termination. The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Account, provided that a termination or suspension of the Plan or any Plan amendment or modification that will significantly increase costs to the Company shall be approved by the Board. In the event that this Plan is terminated, the timing of the disposition of the amounts credited to a Participant's Account shall occur in accordance with Article VII, subject to earlier distribution at the discretion of the Committee.

        F. Governing Law. This Plan shall be construed, governed and administered in accordance with the internal substantive laws of the State of California (other than the choice of law principles).

        G. Receipt or Release. Any payment to a Plan Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Plan Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

        H. Payments on Behalf of Persons under Incapacity. In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

        I. No Employment Rights. Participation in this Plan shall not confer upon any person any right to be employed by the Company or any other right not expressly provided hereunder.

        J. Headings, etc. Not Part of Agreement. Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

        K. Successorship. This Plan shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto; and any such successor shall be deemed to be the "Company" under this Plan. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its successorship and furnish the Trustee with the name or names of any person or persons authorized to act for the Company. In no event shall any such transaction described herein suspend or delay the rights of Plan Beneficiaries to receive their vested accrued benefits hereunder.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.


                                                ALTERA CORPORATION

                                                  By:  /s/ Katherine E. Schuelke
                                                       -------------------------

                                               Title:  Vice President,
                                                       General Counsel &
                                                       Secretary
                                                       -----------------------

                                                Date:  February 25, 2002
                                                       ------------------------


                                      -i-